               --------------------------------------------------
               --------------------------------------------------



                                 LOAN AGREEMENT
                -------------------------------------------------
                -------------------------------------------------







                           HILCO CAPITAL LP,AS LENDER

                -------------------------------------------------
                -------------------------------------------------


                             NATURAL WONDERS, INC.,
                              AS THE LEAD BORROWER
                                      FOR:
                              NATURAL WONDERS, INC.
                    NATURAL WONDERS ACQUISITION COMPANY, INC.
                           NW CAPITAL MANAGEMENT, INC.
                             WORLD OF SCIENCE, INC.
                              WOSI ON THE WEB, INC.

                                  THE BORROWERS
                -------------------------------------------------
                -------------------------------------------------






                               September 11, 2000

                                TABLE OF CONTENTS


                                                                                             PAGE
Article 1 - Definitions.........................................................................1
                                                                                               --
Article 2 - The Term Loan......................................................................16
                                                                                               --
     (a)   Commitment..........................................................................16
                                                                                               --
     (b)   Loan Request........................................................................16
                                                                                               --
     (c)   The Loan Account....................................................................17
                                                                                               --
     (d)   The Note............................................................................17
                                                                                               --
     (e)   Payment of The Loan.................................................................17
                                                                                               --
     (f)   Interest............................................................................18
                                                                                               --
     (g)   Fees................................................................................18
                                                                                               --
     (h)   Concerning Fees.....................................................................18
                                                                                               --
     (i)   Lender's Discretion.................................................................18
                                                                                               --
     (J)   Joint and Several Liability of the Borrowers........................................19
                                                                                               --
Article 3 - Designation of Lead Borrower as Borrowers' Agent...................................21
                                                                                               --
Article 4 - Conditions Precedent...............................................................21
                                                                                               --
     (a)   Corporate Due Diligence.............................................................21
                                                                                               --
     (b)   Opinion.............................................................................22
                                                                                               --
     (c)   Additional Documents................................................................22
                                                                                               --
     (d)   Officers' Certificates..............................................................22
                                                                                               --
     (e)   Representations and Warranties......................................................22
                                                                                               --
     (f)   Minimum Day One Availability........................................................22
                                                                                               --
     (g)   All Fees and Expenses Paid..........................................................22
                                                                                               --
     (h)   Completion of Merger................................................................22
                                                                                               --
     (i)   Subordinated Debt...................................................................22
                                                                                               --
     (j)   Celestron Agreement.................................................................23
                                                                                               --
     (k)   Engagement of Consultant............................................................23
                                                                                               --
     (l)   Completion of Due Diligence.........................................................23
                                                                                               --
     (m)   Perfection of Collateral Interests..................................................23
                                                                                               --
     (n)   Pro Forma Financial Statements......................................................23
                                                                                               --
     (o)   IBJ Agreement; Intercreditor Agreement..............................................23
                                                                                               --
     (p)   No Borrower InDefault...............................................................23
                                                                                               --
     (q)   No Adverse Change...................................................................23
                                                                                               --
     (r)   Warrants............................................................................24
                                                                                               --

                                      (i)

Article 5 - General Representations, Covenants and Warranties..................................24
                                                                                               --
     (a)   Payment and Performance of Liabilities..............................................24
                                                                                               --
     (b)   Due Organization.  Securities.  Authorization. No Conflicts.........................24
                                                                                               --
     (c)   Trade Names.........................................................................26
                                                                                               --
     (d)   Infrastructure......................................................................26
                                                                                               --
     (e)   Indebtedness........................................................................26
                                                                                               --
     (f)   Licenses............................................................................27
                                                                                               --
     (g)   Leases..............................................................................27
                                                                                               --
     (h)   Requirements of Law.................................................................27
                                                                                               --
     (i)   Labor Relations.....................................................................27
                                                                                               --
     (j)   Taxes...............................................................................28
                                                                                               --
     (k)   No Margin Stock.....................................................................29
                                                                                               --
     (l)   ERISA...............................................................................29
                                                                                               --
     (m)   Hazardous Materials.................................................................30
                                                                                               --
     (n)   Litigation..........................................................................30
                                                                                               --
     (o)   Dividends. Investments. Corporate Action............................................30
                                                                                               --
     (p)   Loans...............................................................................31
                                                                                               --
     (q)   Line of Business....................................................................31
                                                                                               --
     (r)   Affiliate Transactions..............................................................31
                                                                                               --
     (s)   Adequacy of Disclosure..............................................................32
                                                                                               --
     (t)   No Restrictions on Liabilities......................................................32
                                                                                               --
     (u)   IBJ Agreement.......................................................................32
                                                                                               --
     (v)   Borrowing Base......................................................................33
                                                                                               --
     (w)   Liens...............................................................................34
                                                                                               --
     (x)   Prepayments and Amendments..........................................................34
                                                                                               --
     (y)   Markup and Markdown Policies........................................................34
                                                                                               --
     (z)   Maintainance of Insurance...........................................................34
                                                                                               --
     (aa)   Other Covenants....................................................................35
                                                                                               --

Article 6 - Financial Reporting and Performance Covenants......................................35
                                                                                               --
     (a)   Maintain Records....................................................................35
                                                                                               --
     (b)   Access to Records...................................................................36
                                                                                               --
     (c)   Immediate Notice to Administrative Agent............................................36
                                                                                               --
     (d)   Borrowing Base Certificate..........................................................37
                                                                                               --
     (e)   Weekly Reports......................................................................37
                                                                                               --
     (f)   Monthly Reports.....................................................................38
                                                                                               --
     (g)   Quarterly Reports...................................................................39
                                                                                               --
     (h)   Annual Reports......................................................................39
                                                                                               --
     (i)   Officers' Certificates..............................................................39
                                                                                               --
     (j)   Inventories, Appraisals, and Audits.................................................40
                                                                                               --
     (k)   Additional Financial Information....................................................41
                                                                                               --
     (l)   Financial Performance Covenants.....................................................42
                                                                                               --

                                      (ii)


Article 7 - Cash Management. Payment of Liabilities............................................42
                                                                                               --
     (a)   Depository Accounts.................................................................42
                                                                                               --
     (b   The Operating Account................................................................42
                                                                                               --

Article 8 - Events of Default..................................................................42
                                                                                               --
     (a)   Failure to Pay the Loan.............................................................43
                                                                                               --
     (b)   Failure To Make Other Payments......................................................43
                                                                                               --
     (c)   Failure to Perform Covenant or Liability (No Grace Period)..........................43
                                                                                               --
     (d)   Failure to Perform Covenant or Liability (Grace Period).............................43
                                                                                               --
     (e)   Misrepresentation...................................................................44
                                                                                               --
     (f)   Acceleration of Other Debt.  Breach of Lease........................................44
                                                                                               --
     (g)   Default Under Other Agreements......................................................44
                                                                                               --
     (h)   Uninsured Casualty Loss.............................................................44
                                                                                               --
     (i)   Attachment. Judgment. Restraint of Business.........................................45
                                                                                               --
     (j)   Business Failure....................................................................45
                                                                                               --
     (k)   Bankruptcy..........................................................................45
                                                                                               --
     (l)   Indictment - Forfeiture.............................................................45
                                                                                               --
     (m)   Challenge to Loan Documents.........................................................46
                                                                                               --
     (n)   Key Management......................................................................46
                                                                                               --
     (o)   Change in Control...................................................................46
                                                                                               --

Article 9 - Rights and Remedies Upon Default...................................................46
                                                                                               --
     (a)   Acceleration........................................................................46
                                                                                               --
     (b)   Rights and Remedies.................................................................46
                                                                                               --

Article 10 - Issuance of Equity Interest to the Lender.........................................47
                                                                                               --
     (a)   Authorization and Issuance of Warrants..............................................47
                                                                                               --
     (b)   Securities Act Matters..............................................................47
                                                                                               --
     (c)   Certain Taxes.......................................................................48
                                                                                               --
     (d)   Cancellation and Issuance...........................................................48
                                                                                               --

Article 11 - Assignments and Participations By The Lender......................................49
                                                                                               --
     (a)   Assignments and Participations......................................................49
                                                                                               --

Article 12 - Notices...........................................................................49
                                                                                               --
     (a)   Notice Addresses....................................................................49
                                                                                               --
     (b)   Notice Given........................................................................50
                                                                                               --

Article 13 - Term..............................................................................50
                                                                                               --
     (a)   Actions On Termination..............................................................50
                                                                                               --

Article 14 - General...........................................................................51
                                                                                               --
     (a)   Protection of Collateral............................................................51
                                                                                               --


                                       (iii)

     (b)   Publicity...........................................................................51
                                                                                               --
     (c)   Successors and Assigns..............................................................51
                                                                                               --
     (d)   Severability........................................................................51
                                                                                               --
     (e)   Amendments.  Course of Dealing......................................................52
                                                                                               --
     (f)   Power of Attorney...................................................................52
                                                                                               --
     (g)   Application of Proceeds.............................................................52
                                                                                               --
     (h)   Increased Costs.....................................................................52
                                                                                               --
     (i)   Costs and Expenses of the Lender....................................................54
                                                                                               --
     (j)   Copies and Facsimiles...............................................................54
                                                                                               --
     (k)   Illinois Law........................................................................55
                                                                                               --
     (l)   Consent to Jurisdiction.............................................................55
                                                                                               --
     (m)   Indemnification.....................................................................55
                                                                                               --
     (n)   Rules of Construction...............................................................56
                                                                                               --
     (o)   Intent..............................................................................57
                                                                                               --
     (p)   Right of Set-Off....................................................................58
                                                                                               --
     (q)   Maximum Interest Rate...............................................................58
                                                                                               --
     (r)   Waivers.............................................................................58
                                                                                               --


                                                (iv)

EXHIBITS
         1(a)                       Subordinated Debt2(b)     :        Notice of Borrowing
         2(d)              :        Term Note
         4(c)              :        Additional Documents
         5(b)              :        Affiliates
         5(c)              :        Trade Names
         5(e)              :        Indebtedness
         5(g)              :        Capital Leases and Other Leases
         5(j)              :        Taxes
         5(n)              :        Litigation
         6(d)              :        Borrowing Base Certificate
         6(l)(a)           :        Financial Performance Covenants
         6(l)(b)           :        Business Plan
         12(a)             :        Form of Warrant
         12(b)                      Form of Registration Rights Agreement

                                       (v)

                                 LOAN AGREEMENT



     This Loan Agreement is made as of the 11th day of September, 2000 by and among

         Natural Wonders, Inc. (the "LEAD BORROWER"), a Delaware corporation, having a principal place of business at 4209 Technology Drive, Freemont, California 94538, as Lead Borrower for the "BORROWERS", such being:

               Natural Wonders, Inc; Natural Wonders Acquisition Company, Inc., a New York corporation ("NW ACQUISITION"), having a principal place of business at 4209 Technology Drive, Fremont, California 94538, NW Capital Management, Inc. a California corporation ("NW CAPITAL"), having a principal place of business at 4209 Technology Drive, Fremont, California 94538, and, after consummation of the Merger, World of Science, Inc., a New York corporation ("WOS"), having a principal place of business in Fremont, California, successor by merger with NW Acquisition, and WOSI on the Web, Inc., a New York corporation, having a principal place of business in Rochester, New York; and

         Hilco Capital LP, a Delaware limited partnership (the "LENDER"), having an office at One Northbrook Place, 5 Revere Drive, Suite 202, Northbrook, Illinois 60062

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:



         RECITALS: The Lead Borrower has organized Natural Wonders Acquisition Company, Inc. for the purpose of acquiring World of Science Inc. through a merger of Natural Wonders Acquisition Company, Inc. with and into World of Science, Inc. (the "Merger"). The Lead Borrower has requested that the Lender make a term loan to the Borrowers to finance the Merger, for working capital and for general corporate purposes of the Borrowers, and the Lender has agreed to do so on the terms set forth herein.

ARTICLE 1 - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated. (Terms used herein which are defined in the Security Agreement are used as so defined):

         "ACCELERATION": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ADDITIONAL RESERVES": Such reserves as the Lender from time to time determines in the Lender's reasonable discretion. Without limiting the generality of the foregoing, Additional Reserves may include (but are not limited to) reserves based on the following:

                  (i) Rent (but only if a landlord's waiver, acceptable to the Lender, has not been received by the Lender).

                  (ii)     Customer Credit Liabilities.

                  (iii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

                  (iv) Such other circumstances as the Lender determines in its reasonable business judgment are an appropriate basis for a reserve.

         "AFFILIATE": The following:

         (a) With respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         (b) Any Person which: is a parent, brother-sister, subsidiary, or affiliate, of a Borrower; could have such enterprise's tax returns or financial statements consolidated with that Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; controls or is controlled by any Borrower.

         "APPLICABLE LAW": As to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "APPRAISED INVENTORY LIQUIDATION VALUE": That percentage of the Cost of Eligible Inventory (net of Inventory Reserves), which percentage is determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Lender to reflect the appraiser's estimate of the net recovery (after all expenses of liquidation) on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory, as such may be adjusted by the Lender in its reasonable discretion.

         "APPRAISED INVENTORY PERCENTAGE": The following percentages during the periods indicated:

------------------------------------------- ------------------
PERIOD                                          APPRAISED
                                                INVENTORY
                                               PERCENTAGE
------------------------------------------- ------------------
Closing Date through December 15, 2000      100%
------------------------------------------- ------------------
December 16, 2000 throughthe Maturity Date  90%
------------------------------------------- ------------------

         "AVAILABILITY": Is defined in the IBJ Agreement.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BASE RATE": The base commercial lending rate of LaSalle National Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by LaSalle National Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflective of the lowest rate of interest actually charged by LaSalle National Bank to any particular class or category of customers of LaSalle National Bank.

         "BORROWER" and "BORROWERS": Is defined in the Preamble.

         "BORROWING BASE": The aggregate of the following:

         The lesser of (a) the Cost of Eligible Inventory (net of Inventory Reserves) MULTIPLIED by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

                                      PLUS

         The lesser of (a) face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate, or (b) $500,000.00.

                                      MINUS



         The Additional Reserves.

         "BORROWING BASE CERTIFICATE": Is defined in Section 6(d).

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; or (b) any day on which banks in New York, New York or in Chicago, Illinois generally are not open to the general public for the purpose of conducting commercial banking business.

         "BUSINESS PLAN": The Borrowers' business plan annexed hereto as EXHIBIT 6(l)(b) and any revision, amendment, or update of such business plan reasonably acceptable to the Lender.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL": The occurrence of any of the following:

         (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Lead Borrower (or of the issued and outstanding capital stock of any parent corporation or other entity) having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower.

                  (b) More than half of the persons who were directors of the Lead Borrower (or of any parent of the Lead Borrower) on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Lead Borrower (or such parent, as applicable).

                  (c) Any failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all other Borrowers.

         "CLOSING DATE": The date on which the conditions specified in Article 5 are satisfied or waived and the Loan is to be made hereunder.

         "COLLATERAL": All of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Loan and the other Liabilities.

         "COLLATERAL AGENT": That Person designated as "Collateral Agent" from time to time under the Intercreditor Agreement. Initially, the Collateral Agent is IBJ Whitehall Retail Finance.

         "COLLATERAL INTEREST": Any interest in Collateral to secure an obligation to the Lender under the Loan Documents.

         "COMMON STOCK": The common stock, par value $0.0001 per share, of the Lead Borrower.

         "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

         "CONTRIBUTION AGREEMENT": The Indemnity, Subrogation and Contribution Agreement of even date between the Lead Borrower and the Borrowers, on the one hand, and the the Lender, on the other, as the same may be amended from time to time hereafter.

         "COST": The lower of (a) or (b), where:

                  (a) is the calculated cost of purchases, on a FIFO basis, based upon the Borrowers' accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed, as such calculated cost is determined from: invoices received by the Borrowers; the Borrowers' purchase journal; or the Borrowers' stock ledger.

                  (b) is the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrowers' historic business practices.

("Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold).

         "COSTS OF COLLECTION": Includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by Lender's attorneys, and all reasonable out-of-pocket costs incurred by Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of Lender, where such costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment, modification or waiver of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the rights and remedies of Lender against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include all of the costs and expenses described in Section 14(i) hereof and the reasonable fees and expenses of Lender's Special Counsel. The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the rate then applicable to the Loan pursuant to Section 2(j) hereof, commencing five (5) Business Days after written demand for payment thereof from the Lender to the Lead Borrower.

         "CREDIT CARD ADVANCE RATE": 70%

         "CUSTOMER CREDIT LIABILITY": Gift certificates, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA": Any checking or other demand daily depository account maintained by any Borrower.

         "DEFERRED INTEREST": As of any date of determination, the amount of all interest accrued with respect to the Loan the payment of which has been expressly deferred until the Termination Date in accordance with Section 2(j)(i) hereof.

         "EBITDA": The Borrowers' Consolidated earnings before interest, taxes, depreciation, and amortization and allocation of UNICAP charges, each as determined in accordance with GAAP.

         "ELIGIBLE CREDIT CARD RECEIVABLES": Accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Lender to be eligible), which accounts have been outstanding for no more than 4 Business Days.

         "ELIGIBLE INVENTORY": Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its discretion from time to time reasonably determines to be acceptable for borrowing, as to which Inventory, the Collateral

Agent has a perfected security interest which is prior and superior to all security interests, claims, and Liens (other than Permitted Liens having priority over the Collateral Agent's Liens). Without limiting the foregoing, (a) Eligible Inventory shall include Inventory for which the purchase price has been prepaid or which is supported by a L/C and which is in transit to the Borrowers if such in-transit Inventory is to be received in a Borrower's warehouse within sixty (60) days after the date of its inclusion as "Eligible Inventory", if the Lender (or the Collateral Agent on its behalf) has received an agreement with the Borrowers' customs broker in form reasonably satisfactory to the Lender, and if all other conditions set forth elsewhere in this definition for its inclusion as "Eligible Inventory" have been satisfied; and (b) Eligible Inventory does not include (i) any non-merchandise Inventory (such as labels, bags, and packaging materials), damaged goods, return to vendor merchandise, packaways, consigned Inventory, and other similar categories of goods and (ii) any in transit Inventory with an aggregate Cost of Eligible Inventory in excess of $2,500,000.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "END DATE": The date upon which all Liabilities have been paid in full.

         "ENVIRONMENTAL LAWS": All of the following:

                  (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                  (b) The common law relating to damage to Persons or property from Hazardous Materials.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article 8. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been cured (if capable of being cured) or duly waived by the Lender.

         "EXECUTIVE OFFICER": Peter Hanelt and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of this Agreement, by any of the foregoing or a combination of such authority of more than one of the foregoing or who otherwise has Control of the Lead Borrower.

         "FEE LETTER": That letter dated as of the Closing Date and styled "Fee Letter" between the Lead Borrower and the Lender, as such letter may from time to time be amended.

         "FISCAL": When followed by "month" or "quarter", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions. When followed by reference to a specific year, the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Borrowers' fiscal year ends in January 2001 reference to that year would be to the Borrowers' "Fiscal 2000").

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "GROSS MARGIN": With respect to the subject accounting period for which the gross margin is being calculated, the decimal equivalent of the following (determined in accordance with the retail method of accounting):



                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                       Sales



         "HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "IBJ AGREEMENT": That certain Loan Agreement of even date herewith among the Borrowers, the financial institutions from time to time party thereto and IBJ, providing for the making of revolving credit loans and the issuance of letters of credit in an aggregate principal amount not to exceed $50,000,000 outstanding at any time, and all modifications, amendments, and supplements thereto.

         "IBJ ": IBJ Whitehall Retail Finance, as administrative agent for the lenders under the IBJ Agreement.

         "IBJ BORROWING BASE": The "Borrowing Base" as defined in the IBJ Agreement.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                  (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                  (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                  (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                  (d) On account of deposits (greater than $100,000 in the aggregate) or advances.

                  (e) As lessee under Capital Leases.

                  (f) In connection with any sale and leaseback transaction.

"Indebtedness" also includes:

         (x) Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

         (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

         (z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "INDEFAULT": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "INDEMNIFIED PERSON": Is defined in Section 14(m).

         "INTERCREDITOR AGREEMENT": That certain Intercreditor and Collateral Agency Agreement of even date herewith among IBJ, the Lender and the Collateral Agent, and acknowledged by the Borrowers, as modified, supplemented or amended from time to time.

         "INTEREST PAYMENT DATE": The first day of each month; the Termination Date; and the End Date.

         "INVENTORY": All goods and merchandise of the Borrowers, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an account receivable or cash.

         "INVENTORY ADVANCE RATE": The following percentages during the periods indicated:


--------------------------------------- ----------------------------------
PERIOD                                  INVENTORY ADVANCE RATE
--------------------------------------- ----------------------------------
Closing Date through


                                      -9-

December 15, 2000                                      86%
--------------------------------------- ----------------------------------
December 16, 2000 through September                    58%
15, 2001
--------------------------------------- ----------------------------------
September 16, 2001 through the                         77%
Maturity Date
--------------------------------------- ----------------------------------

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Lender in Lender's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                  (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                  (ii)    Seasonality.

                  (iii)   Shrinkage.

                  (iv)    Imbalance.

                  (v)     Change in Inventory character.

                  (vi)    Change in Inventory composition

                  (vii)   Change in Inventory mix.

                  (viii)  Markdowns (both permanent and point of sale)

                  (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "L/C": Any letter of credit, the issuance of which is procured by IBJ for the account of any Borrower under the IBJ Agreement.

         "LEAD BORROWER": Is defined in the Preamble hereto.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

         "LENDER'S RIGHTS AND REMEDIES": Is defined in Section 9(b).

         "LENDER'S SPECIAL COUNSEL": A single counsel, selected by the Lender, to represent the interests of the Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.


         "LIABILITIES": Includes, without limitation, the following:

         (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                  (i) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to the Lender under this Agreement or any other Loan Document, each of every kind, nature, and description.

                  (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to the Lender, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against any Borrower under this Agreement or any other Loan Document.

                  (iii) All notes and other obligations of each Borrower now or hereafter assigned to or held by the Lender under this Agreement or any other Loan Document, each of every kind, nature, and description.

                           (iv) All interest (including Deferred Interest on
the Loan and any interest that, but for the provisions of the Bankruptcy Code, would have accrued), fees, and charges and other amounts which may be charged by the Lender to any Borrower and/or which may be due from any Borrower to the Lender from time to time under this Agreement or any other Loan Document.

                  (v) All costs and expenses payable by any Borrower to the Lender in respect of this Agreement or any other Loan Document (including, without limitation, Costs of Collection).

                  (vi) Any and all covenants of each Borrower to or with the Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with this Agreement or any other Loan Document.

                  (vii) Each of the foregoing as if each reference to the "the Lender" were to each Affiliate of the Lender.

         (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to the Lender or any Affiliate of the Lender, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document.

         "LIEN": Any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

         "LIQUIDATION": The exercise, by the Collateral Agent, of those rights accorded to the Collateral Agent under the Security Agreement as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN": The loan made by the Lender to the Borrower on the Closing Date pursuant to Section 2(a) hereof.

         "LOAN ACCOUNT": Is defined in Section 2(g).

         "LOAN DOCUMENTS": This Agreement, the Security Agreement, each Pledge Agreement, each Trademark Security Agreement, the Note, the Intercreditor Agreement, the Contribution Agreement, the Warrant, the Registration Rights Agreement, the Fee Letter, each instrument and document executed and/or delivered as contemplated by Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender.

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 6(l) where such a breach would not have occurred if such change had not taken place or VISA VERSA.

         "MATURITY DATE": December 15, 2001.

         "MERGER": Is defined in the Preamble hereto.

         "NOTE": each promissory note of the Borrowers, substantially in the form of Exhibit 2(d) hereto, evidencing the Indebtedness resulting from the making of the Loan and delivered to the Lender pursuant to Article 4 hereof, as such promissory notes may be modified or extended form time to time, and any promissory note or notes issued in exchange for replacement therefor.

         "NOTICE OF BORROWING": is defined in Section 2(b)(i) hereof and shall be substantially in the form of Exhibit 2(b) hereto.

         "NW ACQUISITION": Is defined in the Preamble hereto.

         "NW CAPITAL": Is defined in the Preamble hereto.

         "OPERATING ACCOUNT": Account number 68311902 of the Borrowers maintained with IBJ Whitehall Bank.

         "PARTICIPANT": Is defined in Section 11(a)(ii) hereof.

         "PERMITTED LIENS": Each of the following:

                  (a)      Liens in favor of the Collateral Agent.

                  (b) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings and provided that no lien has been filed in respect thereof.

                  (c) Non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of any Borrower's business to the extent: such liens secure obligations which are not overdue or such liens secure obligations relating to claims or liabilities which are fully insured (subject to commercially reasonable deductibles) and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower, in each instance prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on the Borrowers' books.

                  (d) Carriers', warehousemen's, mechanics, repairmen's or similar liens incurred in the ordinary course of business.

                  (e) Zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                  (f) Deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

                  (g) Landlord's liens by operation of law where waivers thereof have not been obtained.

                  (h)      Interests of lessors under Capital Leases.

                  (i) Liens consisting of security deposits made by any Borrower.

                  (j) Liens set forth on EXHIBIT 3:3-2 annexed to the Security Agreement.

The inclusion of any of the foregoing as a "Permitted Lien" shall not affect its relative priority vis a vis any Collateral Interest created by a Borrower in favor of the Collateral Agent.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PLEDGE AGREEMENTS": Collectively, (a) the Stock Pledge Agreement of even date between the Lead Borrower, on the one hand, and the Collateral Agent, for the benefit of the Lender and the lenders under the IBJ Agreement, on the other, and (b) the Stock Pledge Agreement of even date between WOS, on the one hand, and the Collateral Agent, for the benefit of the Lender and the lenders under the IBJ Agreement, on the other, in each case as the same may be amended from time to time hereafter.

         "REGISTRATION RIGHTS AGREEMENT": The Registration Rights Agreement, in form and substance satisfactory to the Lender, by and between the Lead Borrower and the Lender, with respect to the registration of the Warrant Stock.

         "REQUIREMENTS OF LAW": As to any Person:

                  (a)      Applicable Law.

                  (b)      That Person's organizational documents.

                  (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVES": The sum of the Additional Reserves and the Inventory Reserves.

         "SEC": The Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

         "SECURITIES ACT": The Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "SECURITY AGREEMENT": The Security Agreement of even date between the Lead Borrower and the Borrowers, on the one hand, and the Collateral Agent, for the benefit of the Lender and the lenders under the IBJ Agreement, on the other, as the same may be amended from time to time hereafter. Terms used herein which are defined in the Security Agreement are used herein as so defined. In the event that the Security Agreement is ever terminated or the definition of any term used herein is deleted from the Security Agreement, then unless otherwise agreed in writing, such term used herein which had been defined in the Security Agreement shall continue to be used herein as then most recently defined in the Security Agreement.

         "SUBORDINATED DEBT": The 15% Convertible Subordinated Debentures listed on EXHIBIT 1(a), annexed hereto, in the aggregate principal amount of $1,200,000.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 8(k) hereof; or (c) the Lender's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 8(k) hereof.

         "TRADEMARK SECURITY AGREEMENT": Collectively, (a) the Trademark and Trademark Applications Security Agreement of even date between the Lead Borrower, on the one hand, and the Collateral Agent, for the benefit of the Lender and the lenders under the IBJ Agreement, on the other, and (b) the Trademark and Trademark Applications Security Agreement of even date between NW Capital, on the one hand, and the Collateral Agent, for the benefit of the Lender and the lenders under the IBJ Agreement, on the other, in each case as the same may be amended from time to time hereafter.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "WARRANT": Is defined in Section 10(a).

         "WARRANT STOCK": Each share of the Common Stock issuable by the Lead Borrower upon the exercise of the Warrants.

         "WOS": Is defined in the Preamble hereto.

ARTICLE 2 - THE TERM LOAN:

         (A)      LOAN.

                  (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees to make a single Loan to the Borrowers on the Closing Date in the principal amount equal to $5,000,000.

                  (ii) Any principal amount of the Loan which is repaid may not be reborrowed.

                  (iii) The proceeds of the Loan shall be used solely (A) to make payments required in connection with the Merger, (B) in accordance with the Business Plan for the Borrowers' working capital and Capital Expenditures, and
(C) to pay transaction costs in connection with this Agreement and the Merger, all solely to the extent permitted by this Agreement. No proceeds of the Loan may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

         (B) LOAN REQUEST; MAKING OF THE LOAN.

                  (i) The Lead Borrower shall give the Lender prior written notice (substantially in the form of Exhibit 2(b) hereto (a "Notice of Borrowing")) no later than 11:00 A.M. at least two (2) Business Days prior to the date of the Loan. The Notice of Borrowing shall be executed by the Lead Borrower, shall be irrevocable and shall specify or include the date of the Loan, which must be a Business Day and shall be the Closing Date. On the date specified in the Notice of Borrowing and upon fulfillment of the applicable conditions set forth in Article 4 hereof, the Lender will make available the requested Loan to the Borrowers by causing an amount, in immediately available funds, to be deposited into the Borrowers' Operating Account (or such other account designated by the Lead Borrower to the Lender at a commercial bank reasonably satisfactory to the Lender) on the date and in the amount set forth in the Notice of Borrowing.

                  (ii) There shall not be any recourse to or liability of the Lender on account of:

                           (A) Any delay by any bank or other depository institution in treating the proceeds of the Loan as collected funds.

                           (B) Any delay in the receipt, and/or any loss, of funds which constitute proceeds of the Loan, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Lead Borrower.

         (C)      THE LOAN ACCOUNT.

                  (i) An account ("LOAN ACCOUNT") shall be opened on the books of the Lender in which a record shall be kept of the Loan.

                  (ii) The Lender shall also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Lender.

                  (ii) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand.

                  (iv) Any statement rendered by the Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Lead Borrower provides the Lender with written objection thereto within twenty
(20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         (D) THE NOTE. The Borrowers' obligation to repay the Loan, with interest as provided herein, shall be evidenced by a single Note, executed by each Borrower, payable to the Lender. Neither the original nor a copy of the Note shall be required, HOWEVER, to establish or prove any Liability under or with respect to the Loan. In the event that the Note is ever lost, mutilated, or destroyed, each Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

         (E)      PAYMENT OF THE LOAN.

                  (i) The Borrowers may prepay the Loan, in whole or in part, without premium or penalty, upon fifteen (15) Business Days' irrevocable notice to the Lender, specifying (A) the date of payment and (B) the principal amount to be prepaid, provided that of any such prepayments of the Loan shall be in an amount of not less than $2,500,000. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

                  (ii) The Borrowers SHALL repay to the Lender (A) $2,500,000 of the unpaid principal of the Loan on December 15, 2000 and (B) the then entire unpaid balance of the Loan and all other outstanding Liabilities on the Termination Date.

         (F)      INTEREST.

                  (i) The Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of the Loan until such principal amount becomes due at a fluctuating interest rate per annum equal to the Base Rate plus 10.5%; PROVIDED, HOWEVER, that on each Interest Payment Date, interest on the principal amount of the Loan at a per annum rate equal to 5% shall, in the absence of an election by the Lead Borrower to pay such interest on such Interest Payment Date, be deferred and shall be paid on the Termination Date; PROVIDED, FURTHER, HOWEVER, that if an Event of Default has occurred and is continuing, the aggregate amount of all accrued and unpaid Deferred Interest shall be paid-in-kind by being added to the principal balance of the Loan (inclusive of any Deferred Interest theretofore so added).

                  (ii) The Borrowers shall pay accrued and unpaid interest on the Loan in arrears as follows:

                           (A)      On the Interest Payment Date for the Loan.

                           (B) Following the occurrence of any Event of Default, with such frequency as may be determined by the Lender.

                  (iii) Following the occurrence of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), the Loan (including all Deferred Interest) shall bear interest, at the option of the Lender, at the rate which is applicable to the Loan under Section 2(f)(i) PLUS three percent (3%) per annum.

         (G) FEES. The Borrowers shall pay to the Lender the fees that are set forth in the Fee Letter at the times set forth in the Fee Letter.

         (H) CONCERNING FEES. The Borrowers shall not be entitled to credit, rebate or repayment of any fee earned by any the Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement.

         (I)      LENDER'S DISCRETION.

                  (i) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to the Lender's exercise of its judgment, in good faith (which shall be presumed), based upon the Lender's consideration of any such factors as the Lender, taking into account information of which that Person then has actual knowledge, believes:

                           (A) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Collateral Agent's Collateral Interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection).

                           (B) Indicates that any report or financial information delivered to the Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                           (C) Suggests an increase in the likelihood that any Borrower will become the subject of a bankruptcy or insolvency proceeding.

                           (D)      Suggests that any Borrower is InDefault.

                  (ii) In the exercise of such judgement, the Lender also may take into account any of the following factors:

                           (A) Those included in, or tested by, the definitions of "Eligible Inventory" and "Cost".

                           (B) The current financial and business climate of the industry in which each Borrower competes (having regard for that Borrower's position in that industry).

                           (C) General macroeconomic conditions which have a material effect on the Borrowers' cost structure.

                           (D) Material changes in or to the mix of the Borrowers' Inventory.

                           (E) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

                           (F) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

                  (iii) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers' and may be made only by clear and convincing evidence.

                  (J)      JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                           (A)      Notwithstanding anything in this Agreement
or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Loan and the other Liabilities hereunder. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Liabilities (including, without limitation, any Liabilities arising under this Section 2(j)), it being the intention of the parties hereto that all the Liabilities shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Liabilities as and when due or to perform any of the Liabilities in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Liability. Subject to the terms and conditions hereof, the Liabilities of each of the Borrowers under the provisions of this Section 2(j) constitute the absolute and unconditional, full recourse Liabilities of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

                  (B) The provisions of this Section 2(j) are made for the benefit of the Lender and its successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lender or such successors or assigns first to marshall any of its or their claims or to exercise any of its or their rights against any other Borrower or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Liabilities hereunder or to elect any other remedy. The provisions of this Section 2(j) shall remain in effect until all of the Liabilities shall have been paid in full or otherwise fully satisfied.

                  (C) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Lender with respect to any of the Liabilities or any Collateral until such time as all of the Liabilities have been paid in full in cash. Any claim which any Borrower may have against the other Borrower with respect to any payments to the Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Liabilities arising hereunder or thereunder, to the prior payment in full in cash of the Liabilities and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Liabilities shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrower therefor.

ARTICLE 3 - DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.

         (i) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain the Loan hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2(a)(iii). As the disclosed principal for its agent, each Borrower shall be obligated to the Lender on account of the Loan so made hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which the Loan is recorded on the books and records of the Lead Borrower and of any Borrower.

         (ii) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of all other Borrowers as if the Borrower so assuming were each other Borrower.

         (iii) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested the Loan.

         (iv) The proceeds of the Loan shall be deposited into the Operating Account or as otherwise indicated by the Lead Borrower pursuant to the Notice of Borrowing. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf the Loan was obtained. The Lender shall not have any obligation to see to the application of such proceeds.

ARTICLE 4 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, and the making of the Loan hereunder, each of the documents respectively described in Sections 4(a) through and including 4(d) (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 4(e) through and including 4(r) shall have been satisfied:

         (A)      CORPORATE DUE DILIGENCE.

                  (i) Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the state in which that Borrower is incorporated.

                  (ii) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature a Borrower's business conducted or assets owned could require such qualification.

                  (iii) Certificates of each Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         (B) OPINION. An opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Lender.

         (C) ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Lender or its counsel reasonably may require or request including, without limitation, the documents on EXHIBIT 4(c).

         (D) OFFICERS' CERTIFICATES. Certificates executed by the President, the Chief Financial Officer or the Controller of the Lead Borrower and stating that the representations and warranties made by the Borrowers to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         (E) REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         (F) MINIMUM DAY ONE AVAILABILITY. After giving effect to the funding of the Loan, the initial loans under the IBJ Agreement on the Closing Date, any letters of credit issued under the IBJ Agreement on the Closing Date and the payment of all transaction fees, costs and expenses relating to this Agreement and the IBJ Agreement on the Closing Date and after reserving for those amounts listed on Exhibit 1(b) to the IBJ Agreement, Availability shall not be less than $7,000,000.00.

         (G) ALL FEES AND EXPENSES PAID. All fees due on the Closing Date and all costs and expenses incurred by the Lender in connection with the establishment of the term loan facility contemplated hereby (including the fees and expenses of counsel to the Lender) shall have been paid in full.

         (H) COMPLETION OF MERGER. The Merger shall have been consummated on terms reasonably satisfactory to the Lender. The Lender shall be satisfied that each agreement executed and delivered in connection with the Merger (the "Merger Documents") is in full force and effect. The Merger, including all of the terms and conditions thereof, shall have been duly authorized and all Merger Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Merger Documents shall be true and correct in all respects as if made on and as of the Closing Date. Each of the conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied or waived with the consent of the Lender and the Merger shall have been consummated in accordance with all Applicable Law and the Merger Documents.

         (I) SUBORDINATED DEBT. The Borrowers shall have received not less than $1,200,000 of Subordinated Debt consisting of $550,000 of cash net proceeds therefrom and

$650,000 of such Subordinated Debt shall be in respect of deferred fees, on terms and conditions reasonably acceptable to the Lender.

         (J) CELESTRON AGREEMENT. The Borrowers shall have furnished the Lender with a copy of a written agreement between the Borrower and Celestron establishing a deferred payment schedule with respect to amounts due Celestron and the agreement of Celestron to supply additional merchandise to the Borrowers on credit, which agreement shall be on terms and conditions reasonably satisfactory to the Lender.

         (K) ENGAGEMENT OF CONSULTANT. The Borrowers shall have retained a professional reasonably acceptable to the Lender to act as a consultant for the Borrowers in connection with the planning and execution of, or to conduct as the Borrowers' agent, the liquidation of the inventory and assets at the twelve World of Science, Inc. store locations which the Borrowers have advised the Lender are to be closed, and to dispose of any discontinued inventory being sold at those locations.

         (L) COMPLETION OF DUE DILIGENCE. The Lender shall have completed and be satisfied with their due diligence, including, without limitation, the completion of a commercial finance audit and a pre-closing audit, receipt of a final appraisal of inventory, receipt of satisfactory results of background information concerning the Borrowers' management team, customary customer and credit checkings, and vendor references.

         (M) PERFECTION OF COLLATERAL INTERESTS. The Lender shall have received confirmation from the Collateral Agent, satisfactory to the Lender, of the filing of all financing statements and other filings to perfect the Collateral Interests of the Collateral Agent for the benefit of the Lender and the lenders under the IBJ Agreement.

         (N) PRO FORMA FINANCIAL STATEMENTS. The Lender shall have received a pro forma consolidating balance sheet for the Borrowers, after giving effect to the Merger, reviewed by the Borrowers' independent certified public accountants, which balance sheet shall be reasonably satisfactory to the Lender.

         (O) IBJ AGREEMENT; INTERCREDITOR AGREEMENT. The Borrowers shall have entered into the IBJ Agreement (which shall be reasonably satisfactory to the Lender). The Lender, IBJ and the Collateral Agent shall have entered into the Intercreditor Agreement.

         (P)      NO BORROWER INDEFAULT. No Borrower is InDefault.

         (Q) NO ADVERSE CHANGE. No event shall have occurred or failed to occur, and no litigation shall exist, which occurrence, failure or litigation is or could have a materially adverse effect upon any Borrower's assets, business, financial condition, income or prospects since the date of the most recent financial information delivered to the Lender when compared with such financial condition at July 29, 2000. The Lender acknowledges and agrees that it is aware of the pending litigation recently commenced by Meade against the Lead Borrower and that such litigation as it presently exists does not violate this pre-condition to effectiveness.

         (R) WARRANTS. The Lead Borrower shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100,000 shares of Common Stock to provide for the issuance of the Warrant Stock in accordance with the terms of the Warrants.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its offices in Northbrook, Illinois. Under no circumstances shall this Agreement take effect until executed and accepted by the Lender at said offices.

ARTICLE 5 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

                  To induce the Lender to make the Loan, the Borrowers, in addition to all other representations, warranties, and covenants made by any Borrower in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

         (A) PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         (B)      DUE ORGANIZATION.  SECURITIES.  AUTHORIZATION. NO CONFLICTS.

                  (i) Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, as set forth in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a de minimis adverse effect on the business or a assets of any Borrower.

                  (ii) Each Borrower's respective federal employer identification number is as set forth on EXHIBIT 5(b) annexed hereto.

                  (iii) No Borrower shall change its State of organization; or that Borrower's federal taxpayer identification number.

                  (iv) Each Affiliate and the ownership of its capital stock is listed on EXHIBIT 5(b) annexed hereto, both before and after giving effect to the Merger. The Lead Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (v) Set forth on EXHIBIT 5(b), is a complete and accurate description of the authorized capital stock of Lead Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. All such shares have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares free of preemptive rights or other similar rights suffered or permitted by the Lead Borrower. Other than as described on EXHIBIT 5(b), (A) there are no subscriptions, options, warrants, rights to subscribe for, or calls or commitments relating to any shares of Lead Borrower's capital stock, including any right of conversion or exchange under any outstanding security or other instrument, (B) Lead Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock, and (C) there are no agreements or arrangements under which the Lead Borrower or any of its Affiliates is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed on EXHIBIT 5(b), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrant Stock as described in Warrants. The Lead Borrower has reserved, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the Lender to purchase shares of the Warrant Stock in accordance with the Warrants.

                  (vi) Upon issuance in accordance with the terms of the Warrants , the Warrant Stock shall be (A) validly issued, fully paid, and non-assessable, (B) free from all taxes, liens, and charges with respect to the issue thereof and shall not be subject to preemptive rights or similar fights of stockholders of the Lead Borrower, and (C) entitled to the rights and preferences set forth herein.

                  (vii) Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (viii) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                           (A) Have been duly authorized by all necessary action.

                           (B) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Borrower.

                           (C)      Will not result in the creation or
         imposition of, or the obligation to create or impose, any Lien upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (ix) The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

         (C)      TRADE NAMES.

                  (i)      EXHIBIT 5(c), annexed hereto, is a listing of:

                           (A) All names under which any Borrower ever conducted its business.

                           (B) All Persons with whom any Borrower ever consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

                  (ii) The Lead Borrower will provide the Lender with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement.

         (D)      INFRASTRUCTURE.

                  (i) Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

                  (ii) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business.

                  (iii) The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         (E) INDEBTEDNESS. The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

                  (i) Any Indebtedness evidenced by this Agreement or the other Loan Documents.

                  (ii)     Any Indebtedness on account of the IBJ Agreement.

                  (iii)    The Subordinated Debt.

                  (iv) The Indebtedness (if any) listed on EXHIBIT 5(e), annexed hereto.

         (F) LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any Borrower is a party and which is material to such Borrower's business is in full force and effect. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         (G) LEASES. EXHIBIT 5(g), annexed hereto, is a schedule of all presently effective Capital Leases. Such Exhibit also includes a list of all other presently effective Leases, including, without limitation, all store leases and, with respect to each such Lease, sets forth the name of the landlord and the tenant, the location, the store identification number, the amount of rent payable on a monthly basis (or other installment basis) and the expiration date of the Lease. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease. No Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrowers' respective landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and that landlord and to discuss such issues, concerning the subject Borrower's occupancy under such Lease(s), as the Lender may determine.

         (H) REQUIREMENTS OF LAW. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a DE MINIMIS adverse effect on the Borrowers' business or assets. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a DE MINIMIS adverse effect on the Borrowers' business or assets), which violation has not been cured or otherwise remedied.

         (I)      LABOR RELATIONS.

                  (i) No Borrower has been, and none is presently a party to any collective bargaining or other labor contract.

                  (ii) There is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following:

                           (A) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

                           (B) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to that Borrower could have more than a DE MINIMIS adverse effect on that Borrower.

                           (C) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

                           (D) Any application for the certification of a collective bargaining agent.

                  (iii) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

                  (iv)     Each Borrower:

                           (A) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                           (B) Is not liable for the payment of more than a DE MINIMIUS amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 5(i)(iv)(A).

         (J)      TAXES.

                  (i) With respect to the Borrowers' federal, state, and local tax liability and obligations:

                           (A) The Borrowers, in compliance with all Applicable Law, have properly filed all returns due to be filed up to the date of this Agreement.

                           (B)      Except as described on EXHIBIT 5(j):

                                    (I)      At no time has any Borrower
                  received from any taxing authority any request to perform any examination of or with respect to any Borrower nor any other written or verbal notice in any way relating to any claimed failure by any Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                                    (II)     No agreement is extant which waives
                  or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                                    (III)    No issue has been raised in any tax
                  examination of any Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

                  (ii) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in a Lien upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file.

         (K) NO MARGIN STOCK. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         (L)      ERISA.

                  (i) Neither any Borrower nor any ERISA Affiliate has ever:

                           (A) Violated or failed to be in full compliance with any Borrower's Employee Benefit Plan.

                           (B) Failed timely to file all reports and filings required by ERISA to be filed by any Borrower.

                           (C) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                           (D) Engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon any Borrower on account thereof pursuant to ERISA.

                           (E) Accumulate any material cumulative funding deficiency within the meaning of ERISA.

                           (F) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.

                           (G) Been a member of, contributed to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (ii) Neither any Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 5(l)(i).

         (M)      HAZARDOUS MATERIALS.

                  (i) No Borrower has ever: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Borrower would be responsible.

                  (ii) Each Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Borrower's business and in compliance with all Environmental Laws.

         (N) LITIGATION. Except as described in EXHIBIT 5(n), annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to any Borrower, would have more than a DE MINIMIS adverse effect upon a Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         (O)      DIVIDENDS. INVESTMENTS. CORPORATE ACTION.  No Borrower shall:

                  (i) Pay any cash dividend or make any other distribution in respect of any class of that Borrower's capital stock.

                  (ii) Own, redeem, retire, purchase, or acquire any of any Borrower's capital stock.

                  (iii) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person.

                  (iv) Merge or consolidate or be merged or consolidated with or into any other Person except for the Merger.

                  (v) Consolidate any of that Borrower's operations with those of any other Person other than of another Borrower.

                  (vi)     Organize or create any Affiliate.

                  (vii) Subordinate any debts or obligations owed to that Borrower by any third party to any other debts owed by such third party to any other Person.

                  (viii) Acquire any assets other than in the ordinary course and conduct of that Borrower's business as conducted at the execution of this Agreement, except that the Borrowers may acquire any assets for an aggregate purchase price not to exceed $1,000,000 so long as the Borrowers are not InDefault or would be InDefault as a result of such asset acquisition.

         (P) LOANS. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:

                  (i) Advance payments made to that Borrower's suppliers in the ordinary course.

                  (ii) Advances to that Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Borrower.

                  (iii)    Security deposits and prepaid rent under Leases.

         (Q) LINE OF BUSINESS. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

         (R) AFFILIATE TRANSACTIONS. No Borrower shall make any payment, nor give any value to any Affiliate except for goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall

                  (i) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                  (ii) be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

         (S)      ADEQUACY OF DISCLOSURE.

                  (i) All financial statements furnished to the Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (PROVIDED HOWEVER, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (ii) The pro forma consolidating balance sheet for the Borrowers as at September 11, 2000, after giving effect to the Merger and related financings, copies of which have been furnished to the Lender, were believed at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrowers, and have been based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers.

                  (iii) No Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' Consolidated financial statements furnished to the Lender prior to the execution of this Agreement.

                  (iv) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of each Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of any Borrower or any such guarantor which has not been disclosed in writing to the Lender.

         (T) NO RESTRICTIONS ON LIABILITIES. No Borrower has entered into or shall enter into or directly or indirectly become subject to any agreement which (i) is breached by the Borrower's execution and delivery of and performance under this Agreement or any other Loan Document or the IBJ Agreement or (ii) prohibits or restricts, in any manner, any Borrower's:

                           (A) Creation of, and granting of Collateral Interests in favor of the Collateral Agent.

                           (B)      Incurrence of Liabilities.

         (U)      IBJ AGREEMENT. The Borrowers shall not:

                  (i) effect or permit any change in or amendment to the IBJ Agreement without the prior written consent of the Lender; or

                  (ii) except as permitted under the Intercreditor Agreement, permit the sum of (A) the aggregate outstanding principal amount of all revolving credit loans made to the Borrowers under the IBJ Agreement and (B) the stated amount of all letters of credit issued for the account of the Borrowers under the IBJ Agreement to exceed the lesser of (x) $50,000,000 and
(y) the difference between (1) IBJ Borrowing Base and (2) any Availability Reserves (as defined in the IBJ Agreement).

                  (iii) except as permitted under the Intercreditor Agreement, permit the aggregate outstanding principal amount of all revolving credit loans made to the Borrowers under the IBJ Agreement with respect to Eligible Credit Card Receivables to exceed $500,000.

                  (iv) furnish any collateral security to IBJ on account of indebtedness due under the IBJ Agreement other than property which also secures the Liabilities and which is the subject of the Intercreditor Agreement.

         (V)      BORROWING BASE. (i) The Borrowers shall not permit the sum of
(A) the outstanding principal amount of the Loan and all other Liabilities, (B) the outstanding aggregate principal amount of all revolving credit loans made to the Borrowers under the IBJ Agreement and (C) the stated amount of all letters of credit issued for the account of the Borrowers under the IBJ Agreement to exceed the Borrowing Base (the amount by which the sum of clauses (A), (B) and (C) exceeds the Borrowing Base is hereafter referred to as the "EXCESS"), provided that, if any Excess exists, the Borrowers shall, immediately upon the occurrence of such Excess, take the following action in the following order:

                           (x)      prepay the revolving credit loans
         outstanding under the IBJ Agreement;

                           (y) cash collateralize the letters of credit issued and outstanding under the IBJ Agreement; and

                           (z)      prepay the Loan;

in each case by an amount necessary to eliminate such Excess.

                  (ii) The Borrowing Base shall be determined by the Lender by reference to Borrowing Base Certificates furnished as provided in Section 6(d) and shall be subject to the following:

                           (A) Such determination shall take into account those Reserves as the Lender may determine as being applicable thereto.

                           (B) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrowers' stock ledger inventory.

         (W) LIENS. No Borrower shall create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

         (X)      PREPAYMENTS AND AMENDMENTS.

                           (i)      No Borrower shall prepay, redeem, retire,
defease, purchase, or otherwise acquire any Indebtedness (including the Subordinated Debt) owing to any third Person prior to the stated maturities of such Indebtedness, except for the Liabilities in accordance with this Agreement and any Indebtedness on account of the IBJ Agreement, and

                           (ii)     No Borrower shall directly or indirectly (A)
amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Subordinated Debt or (B) materially amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Indebtedness permitted under Section 5(e)(iv).

                           (iii)    No Borrower shall make any payment on
account of the Subordinated Debt except as otherwise permitted under the terms of the agreements, instruments, documents, indentures, or other writings evidencing or concerning evidencing such Subordinated Debt.

         (Y) MARKUP AND MARKDOWN POLICIES. The Borrowers shall not engage in policies or procedures with respect to markups or markdowns of Inventory which policies and procedures, including the timing, amount and implementation of such markups and markdowns, are inconsistent in any material respect with the past practices of the Borrowers absent the prior written consent of the Lender, which shall not be unreasonably withheld or delayed.

         (Z) MAINTENANCE OF INSURANCE. The Borrowers (or any other Person on behalf of the Borrowers) shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Lender. Subject to the Intercreditor Agreement, all policies covering the Collateral are to be made payable to the Lender, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender's interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Lender and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Lender and such other Persons as the Lender may designate for time to time, and shall provide for not less than 30 days' prior written notice to the Lender of the exercise of any right of cancellation. If the Borrowers fail to maintain such insurance, the Lender may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Lender's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default but subject to the Intercreditor Agreement, the Lender shall have the sole right, in the name of the Lender and the Borrowers, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (AA) OTHER COVENANTS. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.

ARTICLE 6 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         (A)      MAINTAIN RECORDS.  The Borrowers shall:

                  (i) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

                  (ii) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 6 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein.

                  (iii) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (iv) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

                  (v)      Not change any Borrower's fiscal year.

         (B)      ACCESS TO RECORDS.

                  (i) Each Borrower shall accord the Lender with access from time to time as the Lender may require, upon reasonable advance notice to the Lead Borrower if no Event of Default then exists, to all properties owned by or over which any Borrower has control. The Lender shall have the right, and each Borrower will permit the Lender from time to time as Lender may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Lender.

                  (ii)     Each Borrower hereby authorizes the Lender to:

                           (A) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender with respect thereto.

                           (B) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.

                  (iii) The Lender from time to time may designate one or more representatives to exercise the Lender's rights under this Section 6(b) as fully as if the Lender were doing so.

         (C)      IMMEDIATE NOTICE TO THE LENDER.

                  (i) The Lead Borrower shall provide the Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (A) Any change in any Borrower's President, chief executive officer, chief operating officer, chief financial officer, controller and vice president of finance (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                           (B) Any ceasing of any Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a de minimis dispute).

                           (C) Any failure by any Borrower to pay rent at any of that Borrower's locations, which failure continues for more than three (3) days following the last day on which such rent was payable without more than a de minimis adverse effect to that Borrower.

                           (D) Any material adverse change in the business, operations, or financial affairs of any Borrower.

                           (E)      Any Borrower's becoming InDefault.

                           (F) Any intention on the part of any Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, SEE Subsection 6(a)(iv)).

                           (G)      Any litigation which, if determined
         adversely to any Borrower, might have a material adverse effect on the financial condition of that Borrower.

                           (H)      Any default under the IBJ Agreement.

                  (ii)     The Lead Borrower shall:

                           (A) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Lead Borrower (QUA such shareholders).

                           (B) Promptly after the sending or filing thereof, furnish to the Lender copies of all statements, reports, press releases and other information any Borrower sends to any holders of its securities or files with the SEC or any national (domestic or foreign) securities exchange.

                           (C) Add the Lender as an addressee on all mailing lists maintained by or for each Borrower.

                           (D) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (E) Provide the Lender, when received by any Borrower, with a copy of any management letter or similar communications from any accountant of any Borrower.

         (D) BORROWING BASE CERTIFICATE. The Lead Borrower shall provide the Lender by 1:00 p.m., daily with a Borrowing Base Certificate (substantially in the form of EXHIBIT 6(d) annexed hereto, as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission or electronic mail.

         (E) WEEKLY REPORTS. Weekly, on Tuesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Lender with a sales audit report and a flash collateral report (each in such form as may be specified from time to time by the Lender). Such report may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

         (F)      MONTHLY REPORTS.

                  (i) Monthly, the Lead Borrower shall provide the Lender with original counterparts of the following (each in such form as the Lender from time to time may specify):

                           (A) Within Fifteen (15) days of the end of the previous month:

                                    (I)      A "Stock Ledger Inventory Report"
                           and a Certificate (signed by the Lead Borrower's President or Chief Financial Officer) concerning the Borrowers' Inventory.

                                    (II)     An aging of the Borrowers'
                           Inventory, if available under the Borrowers' computer systems.

                                    (III)    An Open to Buy Report on which is
                           shown whether inventory levels are adequate to meet sales forecasts.

                           (B) Within Thirty (30) days of the end of the previous month:

                                    (I)      Reconciliation of the above
                  described Report and Inventory Certificate (Section 6(f)(i)(A)(I)) to Availability and to the general ledger as of the end of the subject month.

                                    (II)    A Gross Margin Reconciliation.

                                    (III)    A schedule of purchases from the
                  Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Administrative Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                                    (IV)     A due date aging of the Borrowers'
                  accounts payable.

                                    (V)      A store activity report.

                                    (VI)     The officer's compliance
                  certificate described in Section 6(i).

                                    (VII)    An internally prepared financial
                  statement of the Borrowers' Consolidated financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

                  (ii) For purposes of Sections 6(f)(i)(A), above, and 6(f)(i)(B), above, the first "previous month" in respect of which the items respectively required by those Sections shall be the month prior to that which dates this Agreement, EXCEPT THAT the first group of items required to be provided pursuant to Section 6(f)(i)(A) shall be included with those provided pursuant to Section 6(f)(i)(B); thereafter, those items shall be provided in accordance with the requirements of Section 6(f)(i)(A).

         (G) QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Lender with the following:

                  (i) A copy of Form 10-Q filed by the Lead Borrower with the SEC, together with a certificate from the Lead Borrower's President or Chief Financial Officer certifying that such Form 10-Q has been reviewed by the Lead Borrower's independent certified public accountants.

                  (ii) A certificate from the Lead Borrower's President or Chief Financial Officer certifying that EXHIBIT 5(g) remains true and correct or, if EXHIBIT 5(g) is not accurate as of the date of such certificate, providing an update to EXHIBIT 5(g) which, in respect of each new Lease, shall contain the information described in Section 5(g).

         (H)      ANNUAL REPORTS.

                  Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Lender with the following:

                  (i) An original signed counterpart of the Borrowers' Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower's independent certified public accountants which are reasonably acceptable to the Lender (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and schedules of consolidation.

                  (ii)     The officer's compliance certificate described in
Section 6(i).

         (I) OFFICERS' CERTIFICATES. The Lead Borrower shall cause either the Lead Borrower's President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly statements required pursuant to Section 6(f)(i)(B) and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (i) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, SUBJECT, HOWEVER to the following:

                           (A) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                           (B) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 6(l).

                  (ii)     Indicate either that (i) no Borrower is InDefault, or
         (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

                  (iii) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 6(l) hereof.

         (J)      INVENTORIES, APPRAISALS, AND AUDITS.

                  (i) The Lender, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower.

                  (ii) The Borrowers, at their own expense, shall cause not less than two (2) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Lender's discretion) conducted by such inventory takers and following such methodology as is consistent with the Borrowers' past practices.

                           (A) The Lead Borrower shall provide the Lender with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within ten (10) days following the completion of such inventory.

                           (B) The Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) and shall post such results to the Borrowers' stock ledger and, as applicable to the Borrowers' other financial books and records .

                           (C) The Lender, in its discretion, if any Borrower is InDefault, may cause such additional inventories to be taken as the Lender determines (each, at the expense of the Borrowers).

                  (iii) The Lender may obtain appraisals of the Collateral, from time to time (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Lender. The Lender anticipates that it will obtain (A) a desktop appraisal of the Collateral by September 30, 2000, (B) a full appraisal of the Collateral by October 31, 2000, (B) desktop appraisals of the Collateral at the end of each month, commencing November 30, 2000, and
(C) a full appraisal of the Collateral at the end of each fiscal quarter of the Borrowers thereafter. The Borrowers agree to cooperate with and provide information relating to the Collateral reasonably requested by each of the appraisers engaged by the Lender to conduct the appraisals of the Collateral.

                  (iv) The Lender contemplates conducting Four (4) commercial finance field examinations (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

         (K)      ADDITIONAL FINANCIAL INFORMATION.

                  (i) In addition to all other information required to be provided pursuant to this Article 6, the Lead Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Lead Borrower.

                  (ii) The Lead Borrower MAY provide the Lender, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

                  (iii) In all events, the Lead Borrower, no sooner than ninety (90) nor later than sixty (60) days prior to the end of each of the Borrowers' fiscal years, SHALL provide the Lender with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include a projection of Availability and an income statement, balance sheet, and statement of cash flow, by month, each Consolidated (with consolidating schedules) and each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

                  (iv) Each Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrowers are confidential to the Lender and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         (L) FINANCIAL PERFORMANCE COVENANTS. The Borrowers shall observe and comply with those financial performance covenants set forth on EXHIBIT 6(l)(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 6(l)(b), annexed hereto. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Lender may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Lender (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Lender.

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         (A)      DEPOSITORY ACCOUNTS.

                  (i) Annexed hereto as EXHIBIT 7(a) is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (A) the name and address of that depository; (B) the account number(s) of the account(s) maintained with such depository; and (C) a contact person at such depository.

                  (ii) The contents of each DDA (other than the Operating Account) constitutes Collateral and Proceeds of Collateral.

                  (iii) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

                  (iv) The Borrowers shall comply with the cash management provisions contained in Article 7 of the IBJ Agreement.

         (B) THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Lead Borrower upon, and other disbursements shall be made by the Lead Borrower solely from, the Operating Account.

ARTICLE 8 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 8 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 8(k), any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, the Lender may declare any and all Liabilities to be immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and any Borrower and instruments and papers heretofore, now, or hereafter given the Lender by any Borrower.

         (A) FAILURE TO PAY THE LOAN. The failure by any Borrower to pay when due any principal of, interest on, or fees in respect of, the Loan.

         (B) FAILURE TO MAKE OTHER PAYMENTS. The failure by any Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Loan.

         (C) FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions of this Agreement:

Section                     Relates to          :
--------------------------- ---------------------------------------------------------------
5(e)                        Indebtedness
5(h)                        Requirements of Law
5(j)                        Pay taxes
5(o)                        Dividends. Investments. Other  Corporate Actions
5(p)                        Loans
5(q)                        Line of Business
5(r)                        Affiliate Transactions
5(u)                        IBJ Agreement
5(v)                        Borrowing Base
5(w)                        Liens
5(x)                        Prepayments and Amendments
5(y)                        Markup and Markdown Policies
5(z)                        Maintenance of Insurance
6(l)                        Financial Performance Covenants

or in Article 3 of the Security Agreement.

         (D)      FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

                  (i) Except as provided in Section 8(d)(ii), the failure by the Borrowers to furnish any information or reports required pursuant to
Article 6 hereof when due, provided that an Event of Default shall not be deemed to have arisen hereunder if the Borrowers furnish the required information or reports within ten (10) days after the date when due and the failure to deliver such information or reports does not occur more than twice in any twelve month period.

                  (ii) The failure of the Borrowers to furnish any borrowing base certificate required pursuant to Section 6(d) hereof when due, PROVIDED THAT an Event of Default shall not be deemed to have arisen hereunder if the Borrowers furnish the required borrowing base certificate within two (2) days after the date when due and the failure to deliver such borrowing base certificate does not occur more than six times in any twelve month period.

                  (iii) The failure of the Borrowers to pay any taxes when due as required under Section 5(j)(ii) hereof, PROVIDED THAT an Event of Default shall not be deemed to have arisen hereunder if (A) the amount of any delinquent tax is less than $5,000, the Borrowers shall pay such delinquent tax within thirty (30) days after the date when due, or (B) (1) the amount of any delinquent tax is greater than $5,000, the Borrowers shall pay such delinquent tax within ten (10) days after the date when due and (2) the failure to pay such taxes in excess of $5,000 does not occur more than twice in any twelve month period, and (3) the aggregate amount of any such delinquent taxes does not exceed $200,000.00.

                  (iv) The failure by any Borrower within ten (10) days following the earlier of a breach of any covenant or Liability not described in any of Sections 8(a), 8(b), 8(c) or 8(d)(i), (ii) and (iii) or of its receipt of written notice from the Lender of the breach of any of any of such covenants or Liabilities.

         (E) MISREPRESENTATION. The determination by the Lender that any representation or warranty at any time made by any Borrower to the Lender in any Loan Document, certificate or financial information delivered to the Lender was not true or complete in all material respects when given.

         (F) ACCELERATION OF OTHER DEBT. BREACH OF LEASE. The occurrence of any event such that any Indebtedness of any Borrower to any creditor other than the Lender could be accelerated or, without the consent of any Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence). Without limiting the foregoing, the occurrence of any default by the Borrowers under the IBJ Agreement (after giving effect to any applicable grace periods provided therein) shall constitute an immediate Event of Default hereunder, without notice or grace.

         (G) DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Lender and any Borrower or instrument given by any Borrower to the Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the Lender may not have exercised all or any of its rights on account of such breach or default).

         (H) UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         (I)      ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

                  (i) The service of process upon any Borrower seeking to attach, by trustee or other process, any funds of any Borrower or assets of any Borrower.

                  (ii) The entry of any judgment against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry, or (if not a money judgment) could have a material adverse effect on the Borrowers' financial condition or ability to conduct its business in the ordinary course.

                  (iii) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         (J) BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of self-liquidation of all or any material portion of its business; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any material part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of any Borrower's business or operations.

         (K) BANKRUPTCY. The failure by any Borrower to generally pay the debts of that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

         (L) INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         (M)      CHALLENGE TO LOAN DOCUMENTS.

                  (i) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (ii) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         (N) KEY MANAGEMENT. The death, disability, or failure of Peter Hanelt at any time to exercise that authority and discharge those management responsibilities with respect to the Lead Borrower as are exercised and discharged by such Person at the execution of this Agreement unless replaced by the affirmative vote of the Lead Borrower's board of directors within 45 days of such death, disability or failure with a person reasonably acceptable to the Lender.

         (O)      CHANGE IN CONTROL.  Any Change in Control.

ARTICLE 9 - RIGHTS AND REMEDIES UPON DEFAULT:

         (A) ACCELERATION. Upon the occurrence of any Event of Default described in 8(k) and at the Lender's option upon the occurrence of any other Event of Default, and at all times thereafter, the Lender may declare all indebtedness of the Borrower to the Lender to be immediately due and payable and may exercise all of the Lender's Rights and Remedies as the Lender from time to time thereafter determines as appropriate.

         (B) RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Lender hereunder and under Applicable Law (herein, the "THE LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Lender's Rights and Remedies may be exercised at such time or times and in such order of preference as the Lender may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 10 - ISSUANCE OF EQUITY INTEREST TO THE LENDER:

         (A) AUTHORIZATION AND ISSUANCE OF WARRANTS. On the Closing Date, the Lead Borrower shall issue to the Lender one or more warrant certificates covering the purchase of 100,000 shares of the Common Stock of the Lead Borrower substantially in the form of EXHIBIT 10(a) annexed hereto (such certificates, together with the rights to purchase Common Stock provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, being herein called the "Warrants"), all subject to adjustment in accordance with the terms of the Warrants. It is understood and agreed that the Warrants contain provisions affecting the number of shares of Common Stock that may be acquired by the holder of such Warrant or issued by the Borrower, which provisions are set forth in the Warrants.

                  (B) SECURITIES ACT MATTERS. The Lender represents and warrants to the Lead Borrower that:

                           (i)      The Lender is acquiring the Warrants
hereunder for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of the Lender at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or Warrant Stock held by it.

                           (ii)     The Lender is an "accredited investor"
within the meaning of Regulation D under the Securities Act.

                  The Lead Borrower represents and warrants to the Lender that:

                           (i)      Assuming the truth and accuracy of the
Lender's representations and warranties contained in the immediately preceding paragraphs, the issuance of the Warrants to the Lender hereunder and the issuance of shares of Common Stock to the Lender pursuant to the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act. [The Registration Rights Agreement will require the Lead Borrower to file and maintain a shelf registration with the SEC during the term of the Warrants]

                           (ii)     All stock and securities of the Lead
Borrower heretofore issued and sold by the Lead Borrower were, and all securities of the Lead Borrower issued and sold by the Lead Borrower on and after the date hereof are or will be, issued and sold in accordance with all applicable laws including, without limitation, the Securities Act.

                           (iii)    The Lead Borrower agrees that neither it nor
any Person acting on its behalf has offered or will offer the Warrants or Warrant Stock or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Warrant Stock hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.

                  (C) CERTAIN TAXES. The Lead Borrower shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants or Warrant Stock hereunder or in connection with any modification of this Agreement or the Warrants and shall hold the Lender harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Lead Borrower under this Section 10(c) shall survive any redemption, repurchase or acquisition of Warrants or Warrant Stock by the Lead Borrower, any termination of this Agreement, and any cancellation or termination of the Warrants.

                  (D) CANCELLATION AND ISSUANCE. If the Lender assigns or otherwise transfers all or any of the Loan (including by selling participations therein) to any Person, the Lender may request (upon 10 days' prior notice to the Lead Borrower) that (a) a number of Warrants held by the Lender be canceled on the date of such assignment and transfer and (b) a like number of Warrants be issued by the Lead Borrower to the Person to whom such Loan is being assigned or otherwise transferred. Upon the date specified in such request:

                           (i) The Lead Borrower shall issue, and the Lender shall surrender (or cause to be surrendered) for cancellation, such number of Warrants as aforesaid, provided that such issuance shall not violate the Securities Act or any applicable state securities laws;

                           (ii) each Person that receives Warrants will deliver a certificate to the Lead Borrower affirming the representations and warranties contained in Section 10(b)(i) hereof as of such date; and

                           (iii) The Lead Borrower will deliver a certificate to each Person that receives Warrants affirming the representations and warranties contained in Section 10(b)(ii) hereof as of such date.

ARTICLE 11 - ASSIGNMENTS AND PARTICIPATIONS BY THE LENDER:

         (A)      ASSIGNMENTS AND PARTICIPATIONS:

                  (i) This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; PROVIDED, HOWEVER, that (A) the Borrower may not assign or transfer any of its rights hereunder, or under the Note, without the prior written consent of the Lender and any such assignment without the Lender's prior written consent shall be null and void, and (B) the Lender may assign or transfer any of its rights hereunder, or under the Note, to any Person without the prior written consent of the Borrower. Except as provided in this Section 11, this Agreement shall not inure to the benefit of any party other than the Borrower and the Lender.

                  (ii) The Lender may at any time sell, assign or participate to an Affiliate of the Lender or any other Person (each, a "Participant") its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan and the Note held by it) without the consent of the Borrower. The Borrower shall execute and deliver such Note and any amendment or other modification restatement of this Agreement or any Loan Document as may be requested by the Lender to reflect any such sale or assignment.

ARTICLE 12 - NOTICES:

         (A) NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:

                           Hilco Capital LPOne Northbrook Place
                           5 Revere Drive, Suite 202Northbrook, Illinois 60062
                           Attention: Portfolio Administrator Fax: 847-559-9330

         WITH A COPY TO:

                           Schulte Roth & Zabel LLP900 Third AvenueNew York, New York 10022Attention: Frederic L. Ragucci, Esq.Fax:
                           212-593-5955

If to the Lead BorrowerAnd All Borrowers:

                           Natural Wonders, Inc.4209 Technology DriveFreemont, California 94538Attention: Peter HaneltFax:
                           510-252-6791

         WITH A COPY TO:

                           Sheppard, Mullin, Richter & Hampton, LLPFour
                           Embarcadero Center, Suite 1700San Francisco,
                           California 94111Attention: A. John Murphy,
                           EsquireFax:: (415) 434-3947

         (B)      NOTICE GIVEN.

                  (i) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (A)      By mail: the sooner of when actually
received or Three (3) days following deposit in the United States mail, postage prepaid.

                           (B)      By recognized overnight express delivery:
the Business Day following the day when sent.

                           (C)      By Hand: If delivered on a Business Day
after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (D)      By Facsimile transmission (which must
include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (ii) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM:

         (A)      ACTIONS ON TERMINATION.

                  (i) On the Termination Date, the Borrowers shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                           (A)      The entire balance of the Loan Account
(including the unpaid principal balance of the Loan).

                           (B)      Any fees payable to the Lender pursuant to
Section 2(g), including, without limitation, the facility fee and the success fee described in such Section.

                           (C)      All unreimbursed costs and expenses of the
Lender and of Lender's Special Counsel for which each Borrower is responsible.

                  (ii) Until such payment (Section 12(b)(i)), all provisions of this Agreement shall remain in full force and effect until all Liabilities shall have been paid in full.

                  (iii) The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Lender may require.

ARTICLE 14 - GENERAL:

         (A) PROTECTION OF COLLATERAL. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender.

         (B) PUBLICITY. The Lender may issue a "tombstone" notice of the establishment of the term loan facility contemplated by this Agreement and may make reference to the Lead Borrower (and may utilize any logo or other distinctive symbol associated with the Lead Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.


         (C) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and their respective representatives, successors, and assigns and shall enure to the benefit of the Lender and its respective successors and assigns, PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         (D) SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         (E)      AMENDMENTS.  COURSE OF DEALING.

                  (i) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Lead Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender to the manner by which Borrowing Base is determined shall obligate the Lender to continue to determine Borrowing Base in that manner.

                  (ii) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         (F) POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Lender or the Collateral Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

         (G) APPLICATION OF PROCEEDS. Subject to the terms of the Intercreditor Agreement, the proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion, consistent, HOWEVER, with any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

         (H) INCREASED COSTS. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (i) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Lender under this Agreement (except for taxes on the Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Lender are located);

                  (ii) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any the Lender;

                  (iii) imposes on the Lender any other condition with respect to any Loan Document; or

                  (iv) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon written notice from the Lender, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Lender, upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income.

         (I)      COSTS AND EXPENSES OF THE LENDER.

                  (i) The Borrowers shall pay on demand, all documented costs and expenses incurred by or on behalf of the Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Lender, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, monitoring of assets, appraisals of Collateral, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (A) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents,
(B) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (C) the preservation and protection of any of the Lender's rights under this Agreement or the other Loan Documents, (D) the defense of any claim or action asserted or brought against the Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Lender's claims against any Borrower, or any and all matters in connection therewith, (E) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (F) the filing of any petition, complaint, answer, motion or other pleading by the Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (G) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (H) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (I) any attempt to collect from any Borrower, or (J) the receipt by the Lender of any advice from its professionals with respect to any of the foregoing.

                  (ii) Each Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account. Each Borrower further authorizes (A) the Lender to submit to IBJ a request for payment of any Liabilities due and owing under this Agreement that have not been paid by the Borrowers within 20 days after demand by the Lender and (B) IBJ to charge the Borrowers' loan account under the IBJ Agreement and pay such Liabilities to the Lender.

                  (iii)    The undertaking on the part of each Borrower in this
Section 14(i) shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14(i).

         (J) COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         (K) ILLINOIS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The State of Illinois.

         (L)      CONSENT TO JURISDICTION.

                  (i) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the State and Federal Courts located in Cook County, State of Illinois, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (ii) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (iii) Each Borrower WAIVES any objection based on FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (iv) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

                  (v) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the State and Federal Courts located in Cook County, State of Illinois and that such Courts shall have exclusive jurisdiction with respect to any such action.

         (M) INDEMNIFICATION. Each Borrower shall indemnify, defend, and hold the Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) arising under or related to the execution, delivery, enforcement, performance or administration of the Liabilities, the Loan Documents or the transactions contemplated thereby (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Lender which makes specific reference to this Section 17(m).

         (N) RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (i) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                  (ii) Any term used herein to describe Collateral or a Person, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.

                  (iii) Words in the singular include the plural and words in the plural include the singular.

                  (iv) Titles, headings (indicated by being UNDERLINED or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (v) The words "includes" and "including" are not limiting.

                  (vi) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (vii) Text which is shown in ITALICS, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (viii) The words "may not" are prohibitive and not permissive.

                  (ix) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (x) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (xi)     The symbol "$" refers to United States Dollars.

                  (xii) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (xiii) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (xiv) Except as otherwise specifically provided, all references to time are to Chicago time.

                  (xv) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (A)      Unless otherwise provided (I) the day of the
act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (B)      The word "from" means "from and including".

                           (C) The words "to" and "until" each mean "to, but excluding".

                           (D)      The word "through" means "to and including".

                  (xvi) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14(o) hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         (O) INTENT. It is intended that:

                  (i)      This Agreement take effect as a sealed instrument.

                  (ii) The scope of all Collateral Interests created by any Borrower to secure the Liabilities be broadly construed in favor of the Lender and that they cover all assets of each Borrower.

                  (iii) All Collateral Interests created in favor of the Collateral Agent at any time and from time to time by any Borrower secure all Liabilities, whether now existing or contemplated or hereafter arising.

                  (iv) All reasonable costs, expenses, and disbursements incurred by Lender in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

                  (v) Unless otherwise explicitly provided herein, the Lender's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 2(i) hereof.

         (P) RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from the Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to the Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender.

         (Q) MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, the Lender shall not be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         (R)      WAIVERS.

                  (i) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14(t)(ii), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in establishing the term loan facility contemplated hereby, whether not or in the future, is relying on such waivers.

                  (ii) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (A)      Except as otherwise specifically required
hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                           (B)      Except as otherwise specifically required
hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                           (C)      THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE
OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER

SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH ANY AGENT OR THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (D)      The benefits or availability of any stay,
limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which any Agent may or may become entitled to take hereunder.

                           (E)      Any defense, counterclaim, set-off,
recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (F)      Any claim to consequential, special, or
punitive damages.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.





                              NATURAL WONDERS, INC.
                                        ("LEAD BORROWER")


                           By____________________________

                           Print Name:___________________

                           Title:________________________



                                              "BORROWERS":
                           NATURAL WONDERS ACQUISITION
                           COMPANY, INC

                           By_____________________________

                           Print Name:____________________

                           Title:_________________________


                           NW CAPITAL MANAGEMENT, INC

                           By_____________________________

                           Print Name:____________________

                           Title:_________________________


                           WORLD OF SCIENCE, INC

                           By_____________________________

                           Print Name:____________________

                           Title:_________________________

                           WOSI ON THE WEB, INC

                           By_____________________________

                           Print Name:____________________

                           Title:_________________________


                           HILCO CAPITAL LP
                                                ("LENDER")


                           By_____________________________

                           Print Name:____________________

                           Title:_________________________

EXHIBIT 6(l)(a): FINANCIAL PERFORMANCE COVENANTS
--------------------------------------------------------


         MINIMUM ROLLING EBITDA ($000): The Borrowers will be subject to a Minimum EBITDA (as defined) covenant. EBITDA will be determined in accordance with GAAP but will be before any allocation of UNICAP charges. The covenant will be calculated on a cumulative year-to-date basis for the month then ended. The Borrowers will not materially change the methodology in which they calculate UNICAP adjustments, and the Borrowers shall provide the lender with prior written notice of any contemplated change. No change to the methodology shall take affect without the prior written consent of the Lender. The Borrowers must maintain a Minimum EBITDA as indicated below.

         ------------------------------------------ -------------------- -------------------- --------------------


                 PERIOD / ROLLING # MONTHS             PROJ. EBITDA         PROJ. ROLLING     MIN. ROLLING EBITDA
                                                                               EBITDA
         ------------------------------------------ -------------------- -------------------- --------------------
         September 2000 / 1-month                        ($2,722)             ($2,722)             ($3,500)
         ------------------------------------------ -------------------- -------------------- --------------------
         October 2000 / 2-months                         ($2,401)             ($5,123)             ($5,750)
         ------------------------------------------ -------------------- -------------------- --------------------
         November 2000 / 3-months                         $4,096              ($1,027)             ($1,650)
         ------------------------------------------ -------------------- -------------------- --------------------
         December 2000 / 4-months                         $33,826              $32,799              $28,800
         ------------------------------------------ -------------------- -------------------- --------------------
         January 2001 / 5-months                         ($3,434)              $29,365              $25,200
         ------------------------------------------ -------------------- -------------------- --------------------
         February 2001 / 1-month                         ($1,470)             ($1,470)             ($2,100)
         ------------------------------------------ -------------------- -------------------- --------------------
         March 2001 / 2-months                           ($1,667)             ($3,137)             ($3,750)
         ------------------------------------------ -------------------- -------------------- --------------------
         April 2001 / 3-months                           ($1,441)             ($4,578)             ($5,500)
         ------------------------------------------ -------------------- -------------------- --------------------
         May 2001 / 4-months                             ($1,114)             ($5,692)             ($6,650)
         ------------------------------------------ -------------------- -------------------- --------------------
         June 2001 / 5-months                              $402               ($5,290)             ($6,200)
         ------------------------------------------ -------------------- -------------------- --------------------
         July 2001 / 6-months                             ($913)              ($6,203)             ($7,100)
         ------------------------------------------ -------------------- -------------------- --------------------
         August 2001 / 7- months                          ($555)              ($6,758)             ($8,100)
         ------------------------------------------ -------------------- -------------------- --------------------
         September 2001 / 8-month                        ($1,046)             ($7,804)             ($9,400)
         ------------------------------------------ -------------------- -------------------- --------------------
         October 2001 / 9-months                         ($1,287)             ($9,091)             ($10,150)
         ------------------------------------------ -------------------- -------------------- --------------------
         November 2001 / 10-months                        $4,897              ($4,194)             ($5,200)
         ------------------------------------------ -------------------- -------------------- --------------------
         December 2001 / 11-months                        $37,103              $32,909              $29,300
         ------------------------------------------ -------------------- -------------------- --------------------

         MAXIMUM CAPITAL EXPENDITURES: The Borrowers shall not permit or suffer to exist Capital Expenditures which aggregate more than the amounts set forth below:

                  Fiscal Year 2000:         $6,500,000.
                  Fiscal Year 2001:         $7,000,000.

         In addition to the above referenced capital expenditures limitations, the Borrowers may spend up to $1,000,000 in fiscal year 2000 to acquire certain existing stores from a competitor, so long as it is in compliance with the Loan Documents.

         MINIMUM ACCOUNTS PAYABLE TO INVENTORY RATIO: The Borrowers shall not suffer or permit its actual end of month ratio of accounts payable (trade payables including merchandise and other operating payables) to Inventory (general ledger including store, and distribution center), to be less than the following (tested monthly):



         --------------------------------------------- -------------------- --------------------

                            PERIOD                          PROJECTED            REQUIRED
         --------------------------------------------- -------------------- --------------------
         September 2000                                        48%                  40%
         --------------------------------------------- -------------------- --------------------
         October 2000                                          46%                  40%
         --------------------------------------------- -------------------- --------------------
         November 2000                                         46%                  40%
         --------------------------------------------- -------------------- --------------------
         December 2000                                         33%                  25%
         --------------------------------------------- -------------------- --------------------
         January 2001                                          35%                  20%
         --------------------------------------------- -------------------- --------------------
         February 2001                                         25%                  20%
         --------------------------------------------- -------------------- --------------------
         March 2001                                            23%                  17%
         --------------------------------------------- -------------------- --------------------
         April 2001                                            25%                  20%
         --------------------------------------------- -------------------- --------------------
         May 2001                                              24%                  20%
         --------------------------------------------- -------------------- --------------------
         June 2001                                             29%                  20%
         --------------------------------------------- -------------------- --------------------
         July 2001                                             35%                  25%
         --------------------------------------------- -------------------- --------------------
         August 2001                                           37%                  25%
         --------------------------------------------- -------------------- --------------------
         September 2001                                        39%                  25%
         --------------------------------------------- -------------------- --------------------
         October 2001                                          39%                  25%
         --------------------------------------------- -------------------- --------------------
         November 2001                                         39%                  25%
         --------------------------------------------- -------------------- --------------------
         December 2001                                         37%                  25%
         --------------------------------------------- -------------------- --------------------

         For every month effective as of September of 2001, the required ratio shall be equal to the ratio in the corresponding month.

         In the event, the Borrowers violate the Accounts Payable to Inventory ratio but maintains excess Availability of at least $7,000,000 (at the time of the default), the covenant will be automatically waived.

         MINIMUM HOLIDAY SALES: The Borrowers shall not suffer or permit its actual net sales to be less than the following:

------------------------------------- ----------------------------------- -----------------------------------
               PERIOD                          PROJECTED SALES                         REQUIRED
------------------------------------- ----------------------------------- -----------------------------------
Minimum Sales
------------------------------------- ----------------------------------- -----------------------------------
Fiscal November 2000 through Fiscal   $102,988M                           $93,500M
December
------------------------------------- ----------------------------------- -----------------------------------
Fiscal November 2001 through          $109,644M                           $99,000M
Fiscal December 2001
------------------------------------- ----------------------------------- -----------------------------------

         The Minimum Holiday sales covenant will be calculated and reported to the Lender no later than two days after the completion of fiscal December 2000 and 2 days after the completion of fiscal December 2001.